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Transgenomic, Inc.

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TRANSGENOMIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2009

The Annual Meeting of Stockholders of Transgenomic, Inc. (the “Company”) will be held at our offices, 12325 Emmet Street, Omaha, Nebraska, on Wednesday, May 20, 2009 at 9:30 a.m. Central Daylight Time, for the following purposes:

(1)	To elect one Class III director.

Please read the enclosed Proxy Statement for important information about the Annual Meeting.

Only stockholders of record at the close of business on March 23, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the Annual Meeting in person you may withdraw your proxy and vote in person.

By Order of the Board of Directors

Debra A. Schneider, Chief Financial Officer, Vice President, Secretary and Treasurer

Omaha, Nebraska

April 17, 2009

IMPORTANT: IT IS IMPORTANT THAT WE RECEIVE YOUR PROXY TO ENSURE A QUORUM AT THE ANNUAL MEETING. BY PROMPTLY RETURNING YOUR PROXY CARD TO US, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2009. THE ANNUAL REPORT IS AVAILABLE AT http://www.transgenomic.com/ir/docs/ar/AR2008.pdf

Transgenomic, Inc.

12325 Emmet Street

Omaha, Nebraska 68164

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

of

TRANSGENOMIC, INC.

We are sending this Proxy Statement to you in connection with our request for your proxy to use at the Annual Meeting of Stockholders of Transgenomic, Inc. (the “Company”) to be held on May 20, 2009. Only those owners of our common stock of record at the close of business on March 23, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. This Proxy Statement, along with the Notice of the Annual Meeting, the Annual Report to Stockholders and a proxy card are being first mailed to stockholders on or about April 20, 2008.

Your proxy is being solicited by the Board of Directors of the Company and will give them or our Chief Executive Officer the power to vote on your behalf at the Annual Meeting. All shares of the Company’s common stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors or the Chief Executive Officer in accordance with the directions given by those proxies. Where no instructions are indicated, the Board of Directors or the Chief Executive Officer will vote “FOR” each of the proposals that will be considered at the Annual Meeting. In addition, the Board of Directors believes outstanding shares owned by current executive officers and directors of the Company will be voted “FOR” each such proposal. Shares owned by these persons represent less than 2% of the total shares outstanding as of the Record Date.

You may revoke your proxy at any time before it is exercised by the Board of Directors or the Chief Executive Officer at the Annual Meeting. If you decide to do this, you will need to give the Secretary of the Company written notice that you want to revoke the proxy or you can submit a new proxy to the Secretary. In addition, if you attend the Annual Meeting in person, you may withdraw your proxy and vote in person. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Annual Meeting for purposes of establishing a quorum. This includes shares for which votes are withheld, abstentions are cast or there are broker nonvotes. The holders of at least a majority of our common stock issued and outstanding on the Record Date must be present at the Annual Meeting, either in person or by proxy, in order for there to be a quorum.

Voting Securities and Beneficial Ownership by Principal Stockholders and Our Directors and Officers

On the Record Date there were 49,189,672 issued and outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

This table shows the beneficial ownership of our common stock by our directors and all nominees for director, by those of our executive officers who are named in the Summary Compensation Table, by all of our current executive officers and directors as a group, and by each person we believe beneficially owns more than 5% of our outstanding common stock as of March 23, 2009, the record date established for our Annual Meeting of Stockholders. Each stockholder named in this table has sole voting and investment power over the shares he or she beneficially owns and all such shares are owned directly by the stockholder unless otherwise indicated. Stock ownership information of persons other than our current executive officers and directors is based on available information including, but not limited to, Schedules 13D, 13F or 13G filed with the Securities and Exchange Commission (the “SEC”) or information supplied by these persons.

Name	Number of Shares Beneficially Owned		Percent Of Class

Directors and Executive Officers
Craig J. Tuttle, President and Chief Executive Officer, Director	333,334	(1)	*
Debra A. Schneider, Chief Financial Officer, Vice President, Secretary and Treasurer	166,668	(2)	*
Eric P. Kaldjian, Chief Scientific Officer	33,334	(3)	*
Gregory J. Duman, Director	225,400	(4)	*
Jeffrey L. Sklar, M.D., Ph.D., Director	28,000	(5)	*
Gregory T. Sloma, Director	5,000	(6)	*
Rodney S. Markin, M.D., Ph.D., Director	5,000	(7)	*
Frank R. Witney, Ph.D., Director	5,000	(8)	*
All directors and executive officers as a group (8 persons)	801,736	(9)	1.6%

Other Shareholders
LeRoy C. Kopp	10,633,665	(10)	21.6%
Barclays PLC	4,994,849	(11)	9.9%
David M. Knott and Dorset Management Corporation	4,967,760	(12)	9.9%
Steven R. Becker	4,257,006	(13)	8.7%
Michael A. Roth and Brian J. Stark	3,248,048	(14)	6.6%

*	Represents less than 1% of the outstanding common stock of the Company.

(1)

Consists of vested options to purchase 133,333 shares at $0.75 per share, 133,334 shares at $0.69 per share and 66,667 shares at $0.66 per share. Mr. Tuttle also holds unvested options to purchase an additional 66,666 shares at $0.75 per share, 66,667 shares at $0.69 per share and 133,333 shares at $0.66 per share.

(2)

Consists of vested options to purchase 66,667 shares at $0.42 per share, 33,334 shares at $0.53 per share and 66,667 shares at $0.71 per share, which later shares include shares which may be acquired by Ms. Schneider within 60 days through the exercise of stock options. Ms. Schneider also holds unvested options to purchase an additional 33,333 shares at $0.71 per share, 66,666 shares at $.53 per share and 33,333 shares at $0.42 per share.

(3)

Consists of vested options to purchase 33,334 shares at $0.53. Dr. Kaldjian also holds unvested options to purchase 100,000 shares at $0.86, 100,000 shares at $0.56 per share and 66,666 shares at $0.53 per share.

(4)

Consists of 400 shares owned by Mr. Duman and vested options to purchase 15,000 shares at $10.00 per share, 200,000 shares at $6.00 per share, 5,000 shares at $2.57 per share and 5,000 shares at $1.03 per share. Mr. Duman also holds unvested options to purchase an additional 5,000 shares at $0.74 per share, 5,000 shares at $0.70 per share and 5,000 shares at $0.69 per share.

(5)

Consists of vested options to purchase 9,000 shares at $13.00 per share, 3,000 shares at $6.38 per share, 6,000 shares at $6.16 per share, 5,000 shares at $2.57 per share and 5,000 shares at $1.09 per share. Dr. Sklar also holds unvested options to purchase an additional 5,000 shares at $0.74 per share, 5,000 shares at $0.70 per share and 5,000 shares at $0.69 per share.

(6)

Consists of vested options to purchase 5,000 shares at $1.03 per share. Mr. Sloma also holds unvested options to purchase an additional 5,000 shares at $0.74 per share, 5,000 shares at $0.70 per share and 5,000 shares at $0.69 per share.

(7)	Consists of vested options to purchase 5,000 shares at $0.70 per share. Dr. Markin also holds unvested options to purchase 10,000 shares at $0.70 per share and 5,000 shares at $0.74 per share.

(8)	Consists of vested options to purchase 5,000 shares at $0.70 per share. Dr. Witney holds unvested options to purchase 10,000 shares at $0.70 per share and 5,000 shares at $0.74 per share.

(9)	Includes 33,333 shares which may be acquired by executive officers as a group within 60 days through the exercise of stock options.

(10)

Consists of shares owned directly by Mr. Kopp, shares held in individual retirement accounts established for Mr. Kopp and his spouse; shares held in the Kopp Family Foundation of which he is a director; and shares held in discretionary client accounts managed by Kopp Investment Advisors, LLC of which he is the Chief Executive Officer. The business address of each of these beneficial owners is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

(11)

Consists of 3,731,496 shares of common stock and warrants to purchase 1,263,353 shares at $1.20 per share. Barclays PLC holds additional warrants to purchase 320,805 shares at $1.20 per share that are not included in the beneficial ownership table because such warrants are subject to an exercise cap which precludes Barclays PLC from exercising such warrants to the extent that such owners would beneficially own in excess of 9.9% of the Company’s common stock. The business address of this beneficial owner is 1 Churchill Place, London, E14 5HP England.

12)

Consists of 3,960,396 shares of common stock and warrants to purchase 1,007,364 shares at $1.20 per share. These beneficial owners hold additional warrants to purchase 576,794 shares at $1.20 per share which are not included in the beneficial ownership table because such warrants are subject to an exercise cap which precludes the holders thereof from exercising such warrants to the extent that such owners would beneficially own in excess of 9.9% of the Company’s common stock. These shares and warrants are held by Knott Partners, L.P., Matterhorn Offshore Fund, Ltd., Common Fund Hedged Equity Company, Shoshone Partners, L.P., Anno, L.P., and Good Steward Trading Company, none of which individually beneficially owns shares representing 5% or more of our outstanding common stock. Mr. Knott and Dorset Management Corporation, for which Mr. Knott serves as President, have sole or shared voting and dispositive power over these shares and warrants. The address of each of these beneficial owners is 485 Underhill Boulevard, Suite 205, Syosset, New York 11791.

(13)

Consists of shares held for the accounts of SRB Greenway Capital, L.P. (“SRBGC”), SRB Greenway Capital (Q.P.), L.P. (“SRBQP”), and SRB Greenway Offshore Operating Fund, L.P. (“SRB Offshore”). Mr. Becker is the sole principal of BC Advisors, LLC, which is the general partner of SRB Management, L.P. which, in turn, is the general partner of each of SRBGC, SRBQP, and SRB Offshore. The address of each of these beneficial owners is 300 Crescent Court, Suite 1111, Dallas, Texas 75201.

(14)

Consists of 3,248,048 shares of common stock. These beneficial owners hold warrants to purchase 1,089,109 shares at $1.20 per share which are not included in the beneficial ownership table because such warrants are subject to an exercise cap which precludes the holder thereof from exercising such warrants to the extent that such owner would beneficially own in excess of 4.9% (which may be waived by the holder not less than 61 days after notice to the Company) and 9.9% of the Company’s common stock. These shares and warrants are held by SF Capital Partners, Ltd. As managing members of Stark Offshore Management LLC, Messrs. Roth and Stark have sole or shared voting and dispositive power over these shares and warrants. The address of each of these beneficial owners is 3600 South Lake Drive, St. Francis, Wisconsin 53235.

PROPOSAL TO ELECT CLASS III DIRECTOR

Board of Directors and Committees

Our entire Board of Directors consists of seven positions of which six are currently occupied. The Board of Directors is divided into three classes with directors in each class serving for a term of three years. The terms of office of the current Class I, Class II and Class III directors will expire in 2010, 2011 and 2009, respectively.

There are two (2) Class III directors currently in office consisting of Dr. Rodney Markin and Gregory J. Duman. Mr. Duman recently informed the Company that he wishes to retire from the Board of Directors at the end of his current term and that he is not standing for re-election. Because the Company lacks adequate time to identify and evaluate candidates for the Class III director position which will become vacant on the retirement of Mr. Duman, such vacancy will not be filled at the Annual Meeting. Accordingly, only one (1) Class III director will be up for election at the Annual Meeting. Likewise, the Company lacks adequate time to identify and evaluate candidates for the vacancy resulting from the recent resignation of David Pauluzzi as a director. Accordingly, no candidate will be elected at the Annual Meeting to the director seat vacated by Mr. Pauluzzi.

The Board of Directors has nominated Dr. Rodney Markin as a Class III director to serve a three-year term expiring in 2012. The Board of Directors knows of no reason why Dr. Markin might be unavailable to serve. There are no arrangements or understandings between Dr. Markin and any other person pursuant to which he was selected as a nominee. Dr. Markin is a currently Chairman of the Board of Directors and has expressed an intention to continue to serve on the Board of Directors if he is elected.

The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that votes withheld and broker nonvotes with respect to the election of director will have no effect on the election of director. If Dr. Markin is unable to serve as a director, the Board of Directors may nominate a substitute nominee. In that case, the Board of Directors will vote all valid proxies that voted in favor of Dr. Markin, as the case may be, for the election of the substitute nominee.

The Board of Directors recommends that the stockholders vote “FOR” the election of Dr. Markin as a Class III Director.

The following table sets forth information about our directors, including the nominee who is to be voted on at the Annual Meeting. The Board of Directors has determined that Messrs. Witney, Markin, Sloma and Sklar are independent directors of the Company under the listing standards adopted by the Securities and Exchange Commission. All directors have held the positions with the companies (or their predecessors) set forth under “Principal Occupation” for at least five years, unless otherwise indicated.

Name	Age	Principal Occupation	Director Since	Term To Expire

		NOMINEE

Rodney S. Markin, M.D., Ph.D.	52	Chairman of the Board, Transgenomic. Inc, President of University of Nebraska Medical Center Physicians(1)	2007	2012

		DIRECTORS CONTINUING IN OFFICE

Jeffrey L. Sklar, M.D., Ph.D. . . .	61	Professor of Pathology, Yale University School of Medicine(2)	1997	2011

Gregory T. Sloma . . . . . . . . . . . .	57	President of G.O., Inc.(3)	2004	2011

Craig J. Tuttle . . . . . . . . . . . . . . .	57	President & Chief Executive Officer of Transgenomic, Inc. (4)	2007	2010

Frank R. Witney, Ph.D . . . . . . .	55	Executive Vice President & Chief Commercial Officer of Affymetrix, Inc. (5)	2007	2010

(1)

Dr. Markin is also Professor of Pathology and Microbiology and Surgery, Senior Associate Dean for Clinical Affairs, College of Medicine at the University of Nebraska Medical Center. Dr. Markin is also a director of Nebraska Surgical Solutions, Inc.

(2)	From 1989 to 2003, Dr. Sklar was Professor of Pathology, Harvard Medical School.

(3)

From 2004 to 2006, Mr. Sloma was President and Chief Financial Officer of SpeedNet Services, Inc. From 1993 to 2003, Mr. Sloma served in several capacities including President, Chief Operating Officer, Chief Executive Officer, and Vice Chairman and Director of Mergers & Acquisitions for DTN Corporation.

(4)	From 2004 to 2005, Mr. Tuttle was President and Chief Operating Officer of Duke Scientific. From 1999 to 2003, Mr. Tuttle served as President and Chief Executive Officer of Applied Biotech, Inc.

(5)

Prior to Dr. Witney’s current position he was President and CEO of Panomics, Inc. which was acquired by Affymetrix. From 2001 to 2002, Dr. Witney was President of Drug Discovery Tools. From 2000 to 2001, Dr. Witney served as President and Chief Executive Officer of Packard BioScience.

Mr. Pauluzzi resigned as a director of the Company during the first quarter of 2009 and Mr. Duman is not standing for re-election.

Information regarding our other executive officers is found in our Form 10-K that is part of the Annual Report to Stockholders that accompanies this Proxy Statement. The Board of Directors has adopted a code of ethical conduct that applies to our principal executive officers and senior financial officers as required by Section 406 of the Sarbanes Oxley Act of 2002. This code of ethical conduct is embodied within our Business Ethics Policy, which applies to all persons associated with the Company, including our directors, officers, and employees. The Business Ethics Policy is available on our website at www.transgenomic.com.

The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 2008, the Board of Directors held six meetings and acted by written consent in lieu of a meeting one time. Other than Mr. Pauluzzi (who is no longer a director), all directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 2008. Mr. Pauluzzi attended two meetings of the Board of Directors.

The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee. We do not have a standing nominating committee. The Board determined that due to the relatively small size of the Board, and due to the policy on director nominations, which is described below, it was not necessary to form a separate committee to evaluate director nominations. Under the director nomination policy, director candidates are identified primarily through suggestions made by directors, management and stockholders of the Company. We have implemented no material changes to the procedures by which stockholders may recommend nominees for the Board of Directors. The Board of Directors will consider director nominees recommended by stockholders that are submitted in writing to the Secretary or Chief Executive Officer of the Company in a timely manner and which provide necessary biographical and business experience information regarding the nominee. All candidates for director will be evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, ability to represent and act on behalf of all stockholders, and the needs of the Board. In general, the Board expects to nominate incumbent directors who express an interest in continuing to serve on the Board. The independent directors of the Company review and consider all candidates to serve as a director of the Company who are properly suggested by directors, management and stockholders of the Company, and the Board of Directors selects its nominees to serve as a director of the Company from among those candidates who are recommended to the Board of Directors by a majority of the independent directors of the Company.

Audit Committee.    The Audit Committee’s primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our external auditors, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, reviewing fees charged by our independent auditors and reviewing any transactions between the Company and related parties. Our independent auditors report directly and are accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent auditors and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent auditors. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent auditors. The rendering of any auditing services and all non-auditing services by the independent auditors is subject to the approval in advance of the Audit Committee. The Audit Committee operates under a written charter which is available on our website at www.transgenomic.com. The Audit Committee is required to be composed of directors who are independent of the Company under the rules of the Securities and Exchange Commission. The current members of the Audit Committee are directors Markin, Duman and Sloma. Mr. Duman is not standing for re-election at the Annual Meeting. The Board of Directors has determined that Mr. Sloma qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit Committee met five times during 2008.

Compensation Committee.    The Compensation Committee reviews and approves our compensation policy, changes in salary levels and bonus payments to our executive officers and other management and determines the timing and terms of awards made pursuant to our 2006 Equity Incentive Plan. The Compensation Committee operates under a written charter which is available on our website at www.transgenomic.com. The Compensation Committee currently consists of directors Sklar, Witney, Duman and Markin, each of whom has been determined by the Board of Directors to be independent under the rules of the Securities and Exchange Commission. Mr. Duman is not standing for re-election at the Annual Meeting. The Compensation Committee met three times during 2008.

Section 16(a) Beneficial Ownership Reporting Compliance.    Item 405 of Regulation S-K requires disclosure of any known late filing or failure by an insider to file a report required by Section 16 of the Securities Exchange Act of 1934. We believe all Section 16 reports were filed in a timely manner during 2008 except as follows:

Reporting Person	Total Number of Forms Filed Late	Total Number of Transactions Reported Late
Eric P. Kaldjian	1	1
David P. Pauluzzi, former director	1	1

DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding the compensation paid by us to our Board of Directors for services rendered during the year ended December 31, 2008. Craig Tuttle is also an executive officer of the Company and is not separately compensated for services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Gregory T. Sloma	28,000	3,022	31,022
Gregory J. Duman(2)	25,000	3,022	28,022
Jeffrey L. Sklar, M.D., Ph.D	22,500	2,797	25,297
Rodney Markin	26,500	3,881	30,381
Frank Witney	22,500	3,881	26,381
David P. Pauluzzi(3)	15,000	2,490	17,490

(1)

Represents the compensation expense recognized by the Company in fiscal 2008 relating to stock options awards under the requirements of Statement of Financial Accounting Standards No. 123(R). For valuation assumptions used for the FAS 123(R) fair value of the awards, refer to our Form 10-K for the fiscal year ended December 31, 2008, Part II, Item 8, Section B – Summary of Significant Accounting Policies, “Stock Based Compensation”.

(2)	Mr. Duman is not standing for re-election at the Annual Meeting.

(3)	Mr. Pauluzzi resigned from the Board of Directors during the first quarter of 2009.

Directors who are also our officers or affiliates are not separately compensated for serving on the Board of Directors other than reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. Independent directors are paid an annual retainer of $20,000 and they receive reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. Independent directors serving on any committee of the Board of Directors are paid an additional annual retainer of $2,500 unless they are also a chairman of a committee. The Chairman of the Audit Committee receives an additional annual retainer of $8,000 and the chairman of any other committee receives an additional annual retainer of $4,000. All directors’ fees paid annually or quarterly were pro rated for partial periods. In addition, any independent director who attends more than four meetings, which includes committee meetings, per quarter receives a $500 per meeting fee for each meeting attended over the four.

Our non-employee and non-affiliated directors are issued options to purchase 15,000 shares of common stock under our 2006 Equity Incentive Plan upon initial appointment to the Board. These options are typically granted at the next scheduled Compensation Committee meeting. For options granted prior to March 28, 2003, such options vest at the rate of 20% per year of service on the Board. Additional grants were made from time to time so that each non-employee director would hold 15,000 unvested options at any time. Effective March 28, 2003, the options granted to a non-employee and non-affiliated director upon initial appointment to the Board vest at the rate of 33 1/3% per year of service on the Board. Additional grants of options to purchase 5,000 shares of common stock will be made on a date reasonably close to the annual shareholders meeting to be determined by the Compensation Committee in its sole discretion, with such options vesting on the third anniversary of the grant. All options granted to non-employee directors have exercise prices that represented the fair market value of our stock on the grant date. Exercise prices on outstanding options granted to our non-employee directors range from $0.68 per share to $13.00 per share. On December 28, 2005, the Company’s directors approved a plan to accelerate the vesting of all outstanding stock options. Aside from the acceleration of the vesting date, the terms and conditions of the stock option award agreements governing the underlying stock option grants remained unchanged. All such options were out-of-the money, and accordingly, the accelerated vesting resulted in no compensation expense since there was no intrinsic value associated with these fixed awards at the date of modification. Accelerating the vesting of these options allowed the Company to avoid recognition of compensation expense associated with these options in future periods.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the annual and long-term compensation paid by us to our executive officers for services rendered during the two years ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation(4) ($)	Total ($)
Craig J. Tuttle(5) President and Chief Executive Officer	2008 2007	303,314 250,000	— —	96,111 96,938	— 50,000	25,373 24,928	424,798 421,866

Debra A. Schneider(6) Chief Financial Officer	2008 2007	207,778 200,000	— 10,000	60,109 31,541	— —	7,051 4,519	274,938 246,060

Eric P. Kaldjian(7) Chief Scientific Officer	2008	210,795	10,000	52,287	—	5,420	278,502

(1)	Represents one-time signing bonuses paid to Ms. Schneider and Dr. Kaldjian pursuant to the terms of their respective Employment Agreements.

(2)

Represents the compensation expense recognized by the Company in fiscal 2008 and 2007 relating to stock option awards under the requirements of Statement of Financial Accounting Standards No. 123(R). For valuation assumptions used for the FAS 123(R) fair value of the awards, refer to our Form 10-K for the fiscal year ended December 31, 2008, Part II, Item 8, Section B – Summary of Significant Accounting Policies, “Stock Based Compensation”. Mr. Tuttle received options to purchase 200,000 shares at $0.69 per share on September 1, 2006, 200,000 shares at $0.75 per share on January 17, 2007, and 200,000 shares at $0.66 per share on July 12, 2007. Ms. Schneider received options to purchase 100,000 shares at $0.42 per share on December 4, 2006, 100,000 shares at $0.71 per share on June 1, 2007, and 100,000 shares at $0.53 per share on December 7, 2007. Dr. Kaldjian received options to purchase 100,000 shares at $0.53 per share on December 31, 2007, 100,000 shares at $0.86 per share on June 2, 2008, and 100,000 shares at $0.56 per share on December 9, 2008. One-third of these option grants will vest on each of the next three anniversaries of their respective grant dates.

(3)	Represents a cash incentive award paid to Mr. Tuttle in 2007 upon achievement of specific performance criteria established by the Compensation Committee.

(4)

Amounts paid to Mr. Tuttle in 2008 and 2007 consisted of an automobile allowance as provided in his Employment Agreement, a 401(k) matching contribution, group life insurance and long term disability insurance. Amounts paid to Ms. Schneider in 2008 and 2007 consisted of a 401(k) matching contribution, group life insurance and long term disability insurance. Amounts paid to Dr. Kaldjian in 2008 consisted of a 401(k) matching contribution, group life insurance and long term disability insurance.

(5)	Mr. Tuttle joined the Company as President and Chief Executive Officer on July 12, 2006.

(6)	Ms. Schneider joined the Company as Chief Financial Officer on December 4, 2006.

(7)	Dr. Kaldjian joined the company as Chief Scientific Officer on December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding option awards held by the executive officers of the Company whose compensation is reported in the Summary Compensation Table as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Craig J. Tuttle	133,333	66,667	—	0.69	9/1/2016
Craig J. Tuttle	66,667	133,333	—	0.75	1/16/2017
Craig J. Tuttle	66,667	133,333	—	0.66	7/11/2017
Debra A. Schneider	66,667	33,333	—	0.42	12/3/2016
Debra A. Schneider	66,667	33,333	—	0.71	5/31/2017
Debra A. Schneider	33,334	66,666	—	0.53	12/6/2017
Eric P. Kaldjian M.D.	33,334	66,666	—	0.53	12/30/2017
Eric P. Kaldjian M.D.	—	100,000	—	0.86	6/1/2018
Eric P. Kaldjian M.D.	—	100,000	—	0.56	12/8/2018

Equity Incentive Plan and Other Compensation Plans

2006 Equity Incentive Plan.    The Company’s 2006 Equity Incentive Plan (the “Plan”) allows the Company to make awards of various types of equity-based compensation, including stock options, dividend equivalent rights (“DERs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance units, performance shares and other awards, to employees and directors of the Company. The Plan was adopted in 2006 as a modification of the Company’s 1997 Stock Option Plan (the “Prior Plan”). In addition to providing for additional types of equity-based awards, the Plan increases the total number of shares of common stock that the Company may issue from 7,000,000 under the Prior Plan to 10,000,000 shares under the Plan; provided, that no more than 5,000,000 of such shares may be used for grants of restricted stock, restricted stock units, performance units, performance shares and other awards. Outstanding options exercisable for a total of 3,522,564 shares of our common stock are outstanding at the Record Date, of which 2,399,370 may be exercised at this time. Outstanding options have exercise prices ranging from $0.42 to $13.00 per share.

The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”) which has the authority to set the number, exercise price, term and vesting provisions of the awards granted under the Plan, subject to the terms thereof. Either incentive or non-qualified stock options may be granted to employees of the Company, but only non-qualified stock options may be granted to non-employee directors and advisors. However, in either case, the Plan requires that stock options must be granted at exercise prices not less than the fair market value of the common stock on the date of the grant. Options issued under the plan vest over periods as determined by the Compensation Committee and expire ten years after the date the option was granted. Compensation expense is based on the calculated fair value of the awards as measured at the grant date and is expensed ratably over the service period of the awards (generally the vesting period). If the option holder ceases to be employed by the Company, the Company will have the right to terminate any outstanding but unexercised options. To date, the only awards made under the Plan (and the Prior Plan) have been non-qualified stock options.

Employee Savings Plan.    The Company maintains an employee savings plan that is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. This plan allows for voluntary contributions up to statutory maximums by eligible employees. We match a specific proportion of these contributions, subject to limitations imposed by law. We may make additional contributions to the savings plan on behalf of our employees if our Board of Directors decides to do so. For the years ended December 31, 2008 and 2007, Company contributions to the 401(k) plan were $159,215 and $153,263, respectively.

Employment Agreements

We have entered into employment agreements with Craig J. Tuttle, our President and Chief Executive Officer, Debra A. Schneider, our Chief Financial Officer, Vice President, Secretary and Treasurer and Eric P. Kaldjian M.D., our Chief Scientific Officer. Mr. Tuttle’s employment agreement was renewed for an additional two years ending on July 12, 2010. Ms. Schneider’s employment agreement was renewed for an additional one year ending on December 4, 2009. Dr. Kaldjian’s employment agreement was renewed for an additional one year ending on December 31, 2009. Each employment agreement provides that the executive officer will be entitled to receive severance payments from the Company if his or her employment is terminated involuntarily except if such termination is based on “just cause”, as that term is defined in the employment agreement. The severance payment payable in such circumstances is equal to their annual base salary at the time of termination and will be paid to them over a twelve-month period. The employment agreements provide that the severance payment provisions will be honored if the Company is acquired by, or merged into, another company and their positions are eliminated as a result of such acquisition or merger. These severance payments are designed to provide the executive officers with an amount of cash sufficient to provide for living expenses and other needs which would normally be paid from his or her monthly base salary payments in situations where the executive officer’s employment was not terminated voluntarily. In addition, the payments are designed so as to not exceed the maximum amount which may be paid without imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code or resulting in a loss of the Company’s income tax deduction for any portion of these payments under Section 280G of the Internal Revenue Code if such payments are made after, or in contemplation of, a change of control transaction. The employment agreements with our executive officers include customary confidentiality, non-competition, and non-solicitation provisions.

Report of the Audit Committee

The Audit Committee is comprised of Gregory T. Sloma, Gregory J. Duman and Rodney S. Markin, M.D., Ph.D., each of which is an independent director of the Company under the rules adopted by the Securities and Exchange Commission.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. McGladrey & Pullen LLP (“McGladrey”) acts as the Company’s independent auditors and they are responsible for conducting an independent audit of the Company’s annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2008 with management of the Company and with representatives of McGladrey. Our discussions with McGladrey also included the matters required by Statement on Auditing Standard No. 61. In addition, we received written disclosures and a letter from McGladrey regarding its independence as required by Independent Standards Board Standard No. 1 and this information was discussed with McGladrey.

Based on the foregoing, the Audit Committee has recommended that the audited financial statements of the Company for the year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Gregory T. Sloma

Gregory J. Duman

Rodney S. Markin, M.D., Ph.D.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors considered the performance and qualification of McGladrey & Pullen LLC, and has reappointed the independent registered public accounting firm to examine the financial statements of the Company for the fiscal year 2009 and to examine the effectiveness of internal control over financial reporting. Representatives of McGladrey & Pullen LLP are expected to be present in person or by telephonic conference at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquires from stockholders.

Accounting Fees and Services

The following fees were billed by McGladrey & Pullen LLP, our current accounting firm, to us for professional services provided during 2008 and 2007.

Audit Fees.    McGladrey & Pullen LLP billed us a total of $219,510 and $157,000 in 2008 and 2007, respectively, for professional services rendered for the audit of our annual financial statements for those fiscal years and to review our interim financial statements included in Quarterly Reports on Form 10-Q filed by us with the SEC during that year.

Audit-Related Fees.    McGladrey & Pullen LLP billed us a total of $14,625 and $150,000 in 2008 and 2007, respectively, for audit-related services. Audit-related services generally include fees for the audits of our employee benefit plans and fees incurred in connection with services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Tax Fees.    McGladrey & Pullen LLP billed us a total of $25,000 in 2008 for tax services. Tax services consist primarily of planning, advice and compliance, or return preparation, for U.S. federal, state and local, as well as international jurisdictions. McGladrey & Pullen LLP did not render any tax services in 2007

All Other Fees.    McGladrey & Pullen LLP did not render any services other than the services described above in 2008 and 2007.

The following fees were billed by Deloitte & Touche LLP, our former auditor, to us for professional services provided during 2008 and 2007:

Audit-Related Fees.    Deloitte & Touche LLP billed us a total of $12,100 and $58,000 in 2008 and 2007, respectively, for audit-related services. Audit-related services generally include fees for the audits of our employee benefit plans and fees incurred in connection with services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and research consultation on proposed transactions.

Tax Fees.    Deloitte & Touche LLP billed us a total of $32,214 and $12,000 in 2008 and 2007, respectively, for tax services. Tax services consisted primarily of planning, advice and compliance, or return preparation, for U.S. federal, state and local, as well as international jurisdictions. The tax fees in 2008 were primarily related to the Internal Revenue Service audit for the year ended December 31, 2006.

All Other Fees.    Deloitte & Touche LLP was engaged to assist us with internal control consulting services in connection with the Sarbanes-Oxley Act of 2002. Deloitte & Touche LLP billed us a total of $27,985 and $36,000 in 2008 and 2007, respectively, for these consulting services. Deloitte & Touche LLP did not render any services other than the services described under the above captions in 2008 or 2007.

The Audit Committee approved all services provided by McGladrey during fiscal year 2008 and has determined that the provision of these services did not adversely affect McGladrey’s independence. It is currently the policy of the Audit Committee to review and pre-approve all services provided by the independent auditor to the Company in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific preapproval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to our Bylaws, stockholder proposals submitted for presentation at the Annual Meeting, including nominations for directors, must be received by our corporate Secretary at the address of our home office no later than 35 days prior to the date of the Annual Meeting. If less than 35 days’ notice of the Annual Meeting is given, then stockholder proposals must be received by our corporate Secretary no later than 7 days after the mailing date of the notice of the Annual Meeting to stockholders. Any stockholder nomination for director must set forth the name, age, address and principal occupation of the person nominated, the number of shares of our common stock owned by the nominee and the nominating stockholder and other information required to be disclosed about the nominee under federal proxy solicitation rules.

In order to be included in our Proxy Statement relating to next year’s annual meeting, stockholder proposals must be submitted in writing by December 15, 2009 to our corporate Secretary at the address of our home office. The inclusion of any such proposal in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Management does not currently intend to bring any matter before the Annual Meeting other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting.

We will bear the cost of soliciting proxies for the Annual Meeting. To the extent necessary, proxies may be solicited by our directors, officers and employees, but these persons will not receive any additional compensation for such solicitation. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, we will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

Stockholders may communicate with any director, including the Chairman of the Board and the chairman of any committee of the Board, by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to our corporate Secretary at our home office. All communications received by the corporate Secretary will be forwarded to the appropriate directors. In addition, it is the policy of our Board of Directors that whenever possible directors attend, and be available to discuss stockholder concerns at, the Annual Meeting. All Board of Director members attended last year’s Annual Meeting.

Our Form 10-K, as filed by the Company with the Securities and Exchange Commission, is included in our Annual Report that is being delivered to our stockholders together with this Proxy Statement. The Form 10-K is not, however, to be considered part of this proxy solicitation material.

None of the information set forth in this Proxy Statement under the heading “Report of the Audit Committee” is deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and this information will not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

By Order of the Board of Directors

Debra A. Schneider, Chief Financial Officer,

Vice President, Secretary and Treasurer

Omaha, Nebraska

April 17, 2009

TRANSGENOMIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 20, 2009

9:30 A.M., Central Daylight Time

Transgenomic, Inc.

12325 Emmet Street

Omaha, Nebraska

revocable proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2009 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors and Chief Executive Officer of Transgenomic, Inc. (the “Company”), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Transgenomic, Inc., 12325 Emmet Street, Omaha, Nebraska on Wednesday, May 20, 2009, at 9:30 a.m., Central Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse side hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE LISTED NOMINEES FOR DIRECTOR.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 20, 2009, and the Proxy Statement for the Annual Meeting and the Company’s 2008 Annual Report to Stockholders prior to the signing of this proxy.

See reverse for voting instructions.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

1.	ELECTION OF DIRECTOR(S)	☐	VOTE FOR the nominee(s)	☐	WITHHOLD AUTHORITY to vote for all nominee(s)
NOMINEE FOR CLASS III (term to expire in 2012):
01 Rodney S. Markin
2.

To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Dated: , 2009

Signature(s) in Box

Please date and sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.